UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 17, 2015

SURGICAL CARE AFFILIATES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36154	20-8740447
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

520 Lake Cook Road, Suite 250 Deerfield, IL		60015
(Address of principal executive offices)		(Zip Code)

(847) 236-0921

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.l4a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240. 14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 17, 2015, Surgical Care Affiliates, Inc. (the “Company”) announced the appointment of Tom De Weerdt as Executive Vice President and Chief Financial Officer of the Company and Surgical Care Affiliates LLC, a wholly-owned subsidiary of the Company, with Mr. De Weerdt’s employment to commence on May 19, 2015. Mr. De Weerdt will replace Peter J. Clemens IV, who previously announced his plans to retire. Mr. Clemens will remain employed by the Company as Senior Advisor from May 19, 2015 through June 30, 2015, and after that date he plans to serve as a consultant to the Company through April 30, 2017.

Mr. De Weerdt, age 42, currently serves as Vice President, Corporate Controller of Mead Johnson Nutrition Company, a publicly traded nutritional products company (“Mead Johnson”), a position he has held since September 2012. Prior to joining Mead Johnson, Mr. De Weerdt held multiple leadership roles at Whirlpool Corporation, including Vice President, Finance and Chief Financial Officer for Europe, the Middle East and Africa (EMEA) beginning in September 2010, Vice President Finance, Global Production Organization beginning in October 2008, and various senior financial positions with Whirlpool Corporation and its European subsidiaries. Mr. De Weerdt holds a Masters in Commercial Engineering and Marketing from Katholieke Universiteit Leuven in Belgium, a Masters in Applied Information Technology from Vleckho Business School in Belgium, and a Masters of Business Administration from the University of Chicago.

In connection with his appointment as Executive Vice President and Chief Financial Officer of the Company, Mr. De Weerdt entered into an employment agreement, which is dated April 14, 2015 and will become effective on May 19, 2015 (the “Employment Agreement”). The Employment Agreement establishes an annual base salary for Mr. De Weerdt of $425,000, subject to possible annual increases as determined by the Board of Directors of the Company or its Compensation Committee (the “Compensation Committee”). Additionally, the Employment Agreement provides that Mr. De Weerdt is eligible to participate in the Company’s executive bonus program, under which he may earn a cash bonus each year, subject to the achievement of performance objectives established by the Compensation Committee. For 2015, Mr. De Weerdt will receive a guaranteed bonus, payable in March 2016, equal to 65% of his base salary. The Employment Agreement also provides that Mr. De Weerdt is entitled to participate in all savings and retirement plans and welfare benefits provided by the Company which are generally made available to other executives.

The Employment Agreement contains standard ongoing confidentiality, non-solicitation and non-competition restrictions. The non-solicitation and non-competition restrictions remain in place for 18 months following termination of employment.

The Employment Agreement provides that if Mr. De Weerdt is terminated for cause, or if he terminates his employment without good reason (as such terms are defined in the Employment Agreement), he will be entitled to any earned and unpaid base salary and vacation. If Mr. De Weerdt is terminated without cause or if he terminates his employment for good reason other than in connection with a change in control, he will be entitled to the following payments and benefits, in addition to payment of any earned but unpaid base salary and vacation and any earned but unpaid annual bonus for the prior fiscal year: (i) continued base salary payments for 18 months following the date of termination of employment, (ii) health insurance benefits for 18 months following the date of termination of employment or until he becomes re-employed with another employer and is eligible to receive health insurance benefits under another employer-provided plan, whichever comes earlier, and (iii) a pro rata portion of his annual bonus based upon the achievement of the applicable performance objectives.

In addition, the Employment Agreement provides that if Mr. De Weerdt’s employment terminates as a result of his death or disability, he will be entitled to any earned and unpaid base salary and vacation through the date of his termination, any earned but unpaid annual bonus for the prior fiscal year, and a pro rata portion of his annual bonus based upon the achievement of the applicable performance objectives. In the event Mr. De Weerdt’s employment is terminated without cause or for good reason within the three months prior to the consummation of, or within the twenty-four month period following, a change in control, in addition to any earned and unpaid base salary and vacation through the date of termination and any earned but unpaid bonus for the prior fiscal year, he will be entitled to (i) an amount equal to 1.5 times the sum of his then-current base salary and his target annual bonus, payable in a lump sum within forty days following the date of such termination, (ii) health insurance benefits for 18 months following the date of termination of employment or until he becomes re-employed with another employer and is eligible to receive health insurance benefits under another employer-provided plan, whichever comes earlier, and (iii) a pro rata portion of his annual bonus based upon the achievement of the applicable performance objectives.

Payments of severance and other benefits following a termination by the Company without cause or by Mr. De Weerdt for good reason are conditioned upon Mr. De Weerdt executing a release of claims, and such release becoming effective, and compliance with restrictive covenants.

The foregoing summary of the Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the terms of the Employment Agreement, a copy of which is filed as Exhibit 10.1 herewith and incorporated by reference herein.

In connection with the signing of his Employment Agreement, Mr. De Weerdt will receive a signing bonus of $200,000 and an equity grant pursuant to the Company’s 2013 Omnibus Long-Term Incentive Plan consisting of $800,000 of restricted stock units that will vest and settle ratably over three years.

There are no family relationships between Mr. De Weerdt and any director or executive officer of the Company (or person nominated or chosen to become a director or executive officer of the Company), and Mr. De Weerdt has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K promulgated by the Securities and Exchange Commission.

In connection with Mr. Clemens’ planned transition to a consultant role on July 1, 2015, Mr. Clemens entered into a consulting agreement, dated April 15, 2015, which will become effective on July 1, 2015 (the “Consulting Agreement”). Pursuant to the Consulting Agreement, Mr. Clemens will provide various consulting services to the Company, including reviewing the financial performance and capital structure of the Company and providing guidance regarding various investor relations activities. As compensation for such consulting services, the Company will pay Mr. Clemens $15,000 on each of April 30, 2016 and April 30, 2017. The Consulting Agreement contains standard ongoing confidentiality, non-solicitation and non-competition restrictions. The non-solicitation and non-competition restrictions remain in place for 18 months following termination of the engagement. The Consulting Agreement expires on April 30, 2017.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description of Exhibit

10.1	Employment Agreement, dated as of April 14, 2015 and effective as of May 19, 2015, by and among Surgical Care Affiliates, Inc., Surgical Care Affiliates LLC and Tom De Weerdt

10.2	Consulting Agreement, dated as of April 15, 2015 and effective as of July 1, 2015, by and among Surgical Care Affiliates, Inc., Surgical Care Affiliates LLC and Peter J. Clemens IV

99.1	Press Release, dated as of April 17, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Surgical Care Affiliates, Inc.

Dated: April 17, 2015	/s/ Richard L. Sharff, Jr.
	Name:	Richard L. Sharff, Jr.
	Title:	Executive Vice President, General Counsel and Corporate Secretary

INDEX TO EXHIBITS

Exhibit No.	Description of Exhibit

10.1	Employment Agreement, dated as of April 14, 2015 and effective as of May 19, 2015, by and among Surgical Care Affiliates, Inc., Surgical Care Affiliates LLC and Tom De Weerdt

10.2	Consulting Agreement, dated as of April 15, 2015 and effective as of July 1, 2015, by and among Surgical Care Affiliates, Inc., Surgical Care Affiliates LLC and Peter J. Clemens IV

99.1	Press Release, dated as of April 17, 2015